UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2005

LAMAR ADVERTISING COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30242	72-1449411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5551 Corporate Blvd.
Baton, Rouge 70808
(Address of Principal Executive Offices) (Zip Code)

(225) 926-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2005, the Compensation Committee of the Board of Directors of Lamar Advertising Company (the “Company”) determined the base salaries of its executive officers effective as of January 1, 2005. The Compensation Committee also determined the bonuses to be awarded to the Company’s executive officers with respect to the year ended December 31, 2004.

The Compensation Committee annually evaluates the performance of the Company’s executive officers and determines their compensation based upon its assessment of their individual performance and the Company’s overall performance. The Committee also considers compensation for comparable positions in the media industry to achieve competitive total executive compensation. The annual base salary for each executive officer remained the same for 2005 as it was in 2004.

The following table sets forth the 2004 bonus and the annual base salaries for 2005 for the Company’s executive officers.

Executive Officer	2004 Bonus	2005 Salary
Kevin P. Reilly, Jr.	$300,000	$550,000
President and Chief Executive Officer
Sean E. Reilly	$175,000	$425,000
Chief Operating Officer and Vice President
Keith A. Istre	$175,000	$425,000
Chief Financial Officer and Treasurer

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMAR ADVERTISING COMPANY (Registrant)
Date: February 11, 2005	By	/s/ Keith Istre
		Name:	Keith Istre
		Title:	Chief Financial Officer